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                                                      EXHIBIT 10(ix)





                                                      September 15, 2000




Mr. William J. Wilson


Dear Bill:

      We are writing to amend, effective October 1, 2000, the agreement between you and Garan, Incorporated ("Garan") originally entered into as of October 1, 1986, and subsequently amended and restated (the agreement, as amended and restated and now again amended, "Employment Agreement"), with respect to your continuing employment by Garan. We have agreed that:

            A. Section 1.3, Period of Employment, shall be amended to read as follows:

                  "Your employment under this Employment Agreement shall be for a term ending September 30, 2003 ("Term End")."

            B. Section 3.2, Termination by Garan Other Than for Cause, shall be amended (i) by changing the date in the first paragraph from "October 1, 2000" to "October 1, 2003", and (ii) by changing the date in Paragraph 3.2.b from "September 30, 2000" to September 30, 2003."


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            C.    In all other respects, the Employment Agreement shall be
unchanged.

      If the foregoing correctly sets forth our agreement, please sign and return the enclosed copy of this letter.


                                          Sincerely,

                                          GARAN, INCORPORATED


                                          By: /s/ Seymour Lichtenstein
                                             ------------------------------
                                             Seymour Lichtenstein, Chairman



AGREED AND ACCEPTED:

/s/ William J. Wilson
----------------------------
    William J. Wilson